Exhibit 99.1

[English Translation]

Stock Transfer Agreement

This STOCK TRANSFER AGREEMENT is made between MILLIONWIN INVESTMENTS LIMITED (the "Transferor") and INFINITY HOLDINGS (the "Transferee"). The parties do hereby agree as follows:

  On June 10, 2011, the parties entered into this Agreement with respect to the transfer of common stock of Your Event, Inc. (the "Company") by the Transferor.

  The terms and the conditions are as follow:

a) The Transferee desires to transfer 6,548,993 shares of stock of the Company.

b) In consideration for the sale of the shares, the Transferee shall pay to the Transferor the sum of 10,000,000 Japanese Yen.

c) Payment date: 6/10/2011

  Method of Payments

On or prior to 6/10/11, the Transferee shall pay to the Seller the sum of 10,000,000 Japanese Yen by wire transfer. The Transferee shall pay the transaction fee for wire payment.

a) Name of Bank: Mitsubishi Tokyo UFJ Bank

b) Name of Account: Millionwin Investments Limited

c) Type of Account: Regular

d) Account Number: 3063911

  Each party shall be solely responsible to perform its obligations under this Agreement in compliance with all applicable laws.

  The Seller and the Company represents and warrants on the date hereof as follows:

a) The Transferor and the Company warrants that they have completed all necessary action to transfer the stock.

b) The Seller and the Company warrants that they are free and all security interests, lien, encumbrances, and equities.

c) The financial condition of the Company is as shown on the attached balance sheet dated 5/31/11.

d) The Transferor and the Company warrants that all documents submitted to a third party are true and accurate. Also, they have disclosed all material facts associated with their business, assets, and management.

e) The Transferor and the Company warrants that all payments of taxes have been paid to local governments, and there are no such taxes in arrears.

f) The Transferor has will have, good and marketable title to the shares, free and clear of all mortgages, liens, claims, encumbrances and other security arrangements or restrictions of any kind.

6. A stock transfer is carried out only when all of the following preconditions are met.

a) All the necessary legal procedures of Article 4 are completed.

b) Transferor's warranties prescribed in the preceding article are true and accurate.

7. The cancellation of the contract

When there is the material breach of the warranty that Article 5 prescribes or other material breach of this Agreement, and it adversely affects it, Transferee can cancel this Agreement only for one year from the date of payment

8. Maintenance of confidentiality

The contents of this Agreement with respect to transfer of stocks must not be disclosed to any third parties without the prior consent of the other party.

9. Official Announcement

Parties to this Agreement shall discuss the publication of the transfer of stocks and no party shall not announce officially without the consent of the other party.

10. Transfer of this contract

No party to this Agreement shall transfer or assign the rights and obligation under this Agreement to any third parties without the prior written consent of the other party.

11. Special Provisions

If the aggregate market value of the Transferor's stocks, which did not become a target of this Agreement (15% of outstanding shares-1,651,007 shares), does not reach 50 million yen in OTCBB or other markets as of 12/10/11 (after six months from the date of stock transfer), the Transferor can demand the Transferee 50 million yen as additional expenses of the stock transfer.

If the aggregate market value of the Transferor's stocks, which did not become a target of this Agreement (15% of outstanding shares-1,651,007 shares), does not reach 90 million yen in OTCBB or other markets as of 6/10/12 (after a year from the date of stock transfer), the Transferor can transfer its 1,651,007 shares to the Transferee in the amount of 90 million yen.

12. Jurisdiction

Any dispute arising from this Agreement shall be submitted to the Tokyo District Court as the exclusive jurisdictional court of first instance.

13. As to the matter that this Agreement does not specify, the Transferor and the Transferee shall determine it after discussion.

14. This Agreement is interpreted according to Japanese law.